Exhibit 99.1

This English translation is for convenience purposes only. This is not an official translation and is not binding. Whilst reasonable care and skill have been exercised in the preparation hereof, no translation can ever perfectly reflect the original Hebrew version. In the event of any discrepancy between the Hebrew version and this translation, the Hebrew version shall prevail.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2022

UNAUDITED

U.S. DOLLARS IN THOUSANDS

INDEX

Page

Consolidated Statements of Financial Position	2

Consolidated Statements of Profit or Loss	3

Consolidated Statements of Equity	4-6

Consolidated Statements of Cash Flows	6-7

Condensed Notes to Interim Consolidated Financial Statements	8-16

- - - - - - - - - - - - - - - - - - -

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	September 30,		December 31,
	2022	2021	2021
	Unaudited		Audited
	U.S. dollars in thousands
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$83,876	$137,726	$83,215
Financial assets at fair value through profit or loss	63,783	96,403	112,096
Rents and other receivables, net	3,357	5,676	5,493
Prepaid expenses and other assets	6,530	4,922	4,575
Due from affiliate	31	—	7,039
Restricted cash	5,806	4,213	2,446
	163,383	248,940	214,864
NON-CURRENT ASSETS
Investment properties	1,783,928	1,506,851	1,524,989
Property plant and equipment - hotels, net	42,039	133,993	133,512
Goodwill	5,436	13,534	13,534
Investment in joint ventures	177,754	204,092	208,879
Restricted cash	51,519	23,988	18,812
	2,060,676	1,882,458	1,899,726
Total assets	$2,224,059	$2,131,398	$2,114,590
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Notes payable, net	$217,025	$317,706	$223,350
Debentures, net	—	98,950	—
Accounts payable and accrued liabilities	25,726	21,234	22,666
Due to affiliates	3,428	2,327	2,079
Other liabilities	12,225	27,998	25,756
Lease obligation	360	360	360
Series A and B Cumulative Convertible Redeemable Preferred Stock	15,233	15,233	15,233
	273,997	483,808	289,444
LONG-TERM LIABILITIES
Notes payable, net	515,649	433,357	516,826
Debentures, net	310,184	173,765	258,773
Lease obligation	9,065	8,979	9,000
Rental security deposits	6,029	6,037	5,895
Other liabilities	17,000	—	—
	857,927	622,138	790,494
Total liabilities	1,131,924	1,105,946	1,079,938
EQUITY
Owner's net equity	1,079,833	993,870	1,008,076
Non-controlling interests	12,302	31,582	26,576
Total equity	1,092,135	1,025,452	1,034,652
Total liabilities and equity	$2,224,059	$2,131,398	$2,114,590

The accompanying notes are an integral part of the interim consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF PROFIT OR LOSS

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2022	2021	2022	2021	2021
	Unaudited				Audited
	U.S. dollars in thousands
Revenues and other income:
Rental income	$83,280	$88,114	$29,570	$27,593	$115,037
Tenant reimbursements	8,935	9,603	2,731	2,898	12,323
Hotel revenues	27,952	24,578	9,181	12,154	30,806
Other operating income	1,208	1,547	391	374	1,937
Total revenues and other income	121,375	123,842	41,873	43,019	160,103

Expenses:
Operating, maintenance, and management fees	(34,503)	(33,963)	(13,059)	(11,492)	(45,833)
Real estate taxes and insurance	(15,753)	(15,950)	(5,650)	(5,262)	(20,768)
Hotel expenses	(17,480)	(15,715)	(5,371)	(6,484)	(20,990)
Total expenses	(67,736)	(65,628)	(24,080)	(23,238)	(87,591)
Gross profit	53,639	58,214	17,793	19,781	72,512

Fair value adjustment of investment properties, net	103,865	77,496	76,411	84,318	87,999
Depreciation	(1,899)	(2,313)	(312)	(788)	(3,102)
Equity in loss of unconsolidated joint ventures	(3,388)	(16,648)	(20,535)	(13,646)	(17,631)
Asset management fees to affiliate	(9,945)	(10,802)	(3,630)	(3,422)	(14,012)
Impairment charges on goodwill	(8,098)	(2,808)	(8,098)	(2,808)	(2,808)
Impairment charges on property plant and equipment	(2,546)	—	(2,546)	—	—
General and administrative expenses	(4,277)	(3,668)	(1,364)	(1,534)	(4,777)
Operating profit	127,351	99,471	57,719	81,901	118,181

Transaction and related costs	(108)	(208)	—	(208)	(397)
Finance income	156	149	62	55	194
Finance (loss) income from financial assets at fair value through profit or (loss)	(42,995)	19,632	(18,579)	574	38,289
Finance expenses	(34,410)	(31,355)	(13,349)	(10,283)	(41,422)
Loss on sale of property plant and equipment	—	—	—	—	—
Gain (loss) on extinguishment of debt	2,367	1,365	—	1,352	(4,757)
Foreign currency transaction adjustments, net	37,100	568	6,003	(2,271)	(7,445)
Net income	$89,461	$89,622	$31,856	$71,120	$102,643

Net income attributable to owner	$91,757	$94,100	$37,108	$74,813	$106,863
Net loss attributable to non-controlling interests	(2,296)	(4,478)	(5,252)	(3,693)	(4,220)
Net income	$89,461	$89,622	$31,856	$71,120	$102,643
Total comprehensive income	$89,461	$89,622	$31,856	$71,120	$102,643

The accompanying notes are an integral part of the interim consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF EQUITY

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited
	U.S. dollars in thousands
Balance at January 1, 2022	$693,554	$271,448	$43,074	$1,008,076	$26,576	$1,034,652
Net income (loss)	—	91,757	—	91,757	(2,296)	89,461
Total comprehensive income (loss)	—	91,757	—	91,757	(2,296)	89,461
Distribution declared to Owner	—	(20,000)	—	(20,000)	—	(20,000)
Reclassification of redeemable non-controlling interest to liability	—	—	—	—	(6,687)	(6,687)
Non-controlling interest contribution	—	—	—	—	1,569	1,569
Non-controlling interest distribution	—	—	—	—	(6,860)	(6,860)
Balance at September 30, 2022	$693,554	$343,205	$43,074	$1,079,833	$12,302	$1,092,135

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited
	U.S. dollars in thousands
Balance at January 1, 2021	$693,554	$194,585	$41,631	$929,770	$35,877	$965,647
Net income (loss)	—	94,100	—	94,100	(4,478)	89,622
Total comprehensive income (loss)	—	94,100	—	94,100	(4,478)	89,622
Distributions to Owner	—	(30,000)	—	(30,000)	—	(30,000)
Non-controlling interest contributions	—	—	—	—	183	183
Balance at September 30, 2021	$693,554	$258,685	$41,631	$993,870	$31,582	$1,025,452

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited
	U.S. dollars in thousands
Balance at July 1, 2022	$693,554	$306,097	$43,074	$1,042,725	$22,814	$1,065,539
Net income (loss)	—	37,108	—	37,108	(5,252)	31,856
Total comprehensive income (loss)	—	37,108	—	37,108	(5,252)	31,856
Non-controlling interest contribution	—	—	—	—	1,569	1,569
Non-controlling interest distributions	—	—	—	—	(6,829)	(6,829)
Balance at September 30, 2022	$693,554	$343,205	$43,074	$1,079,833	$12,302	$1,092,135

The accompanying notes are an integral part of the interim consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF EQUITY

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited
	U.S. dollars in thousands
Balance at July 1, 2021	$693,554	$213,872	$41,631	$949,057	$35,255	$984,312
Net (loss) income	—	74,813	—	74,813	(3,693)	71,120
Total comprehensive (loss) income	—	74,813	—	74,813	(3,693)	71,120
Distributions to Owner	—	(30,000)	—	(30,000)	—	(30,000)
Non-controlling interest contributions	—	—	—	—	20	20
Balance at September 30, 2021	$693,554	$258,685	$41,631	$993,870	$31,582	$1,025,452

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Audited
	U.S. dollars in thousands
Balance at January 1, 2021	$693,554	$194,585	$41,631	$929,770	$35,877	$965,647
Net income (loss)	—	106,863	—	106,863	(4,220)	102,643
Total comprehensive income (loss)	—	106,863	—	106,863	(4,220)	102,643
Distribution to Owner	—	(30,000)	—	(30,000)	—	(30,000)
Non-controlling interests contributions	—	—	—	—	183	183
Non-controlling interests buyout	—	—	1,443	1,443	(5,264)	(3,821)
Balance at December 31, 2021	$693,554	$271,448	$43,074	$1,008,076	$26,576	$1,034,652

The accompanying notes are an integral part of the interim consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2022	2021	2022	2021	2021
	Unaudited				Audited
	U.S. dollars in thousands
Cash Flows from Operating Activities:
Net income	$89,461	$89,622	$31,856	$71,120	$102,643
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in loss of unconsolidated joint ventures	3,388	16,648	20,535	13,646	17,631
Fair value adjustment on investment properties, net	(103,866)	(77,496)	(76,411)	(84,318)	(87,999)
Depreciation	1,899	2,313	312	788	3,102
Impairment charges on property plant and equipment	2,546	—	2,546	—	—
Impairment charges on goodwill	8,098	2,808	8,098	2,808	2,808
Transaction and related costs	108	—	—	—	397
(Gain) loss on extinguishment of debt	(2,367)	(1,365)	—	(1,352)	4,757
Deferred rent	(2,095)	(1,770)	(594)	(392)	(2,230)
Credit loss on financial assets	1,939	2,521	712	824	3,317
Financing expense	34,410	31,355	13,349	10,283	41,422
Financing income	(156)	(149)	(62)	(55)	(194)
Finance loss (income) from financial assets at fair value through profit or loss	42,995	(19,632)	18,579	(574)	(38,289)
Foreign currency transaction (gain) loss, net	(37,100)	(568)	(6,003)	2,271	7,445
	39,260	44,287	12,917	15,049	54,810
Changes in assets and liabilities:
Restricted cash	(19,979)	(3,603)	(16,291)	(2,329)	(885)
Rents and other receivables	(2,109)	(1,680)	1,832	(297)	(80)
Prepaid expenses and other assets	196	(1,421)	(396)	(1,356)	(1,068)
Accounts payable and accrued liabilities	5,864	932	5,169	2,363	(646)
Rental security deposits	134	318	(28)	(773)	176
Due to affiliates	1,201	(754)	(2,552)	850	(966)
Other liabilities	(5,616)	(802)	(3,400)	(280)	635
Lease incentive additions	178	983	51	83	1,014
	(20,131)	(6,027)	(15,615)	(1,739)	(1,820)
Net cash provided by (used in) operating activities	19,129	38,260	(2,698)	13,310	52,990
Cash Flows from Investing Activities:
Acquisitions of investment properties	(6,691)	(4,117)	(6,691)	—	(4,818)
Improvements to investment properties	(21,737)	(14,832)	(10,384)	(5,576)	(21,705)
Proceeds from sales of investment properties, net	9,747	195,091	219	145,429	194,711
Proceeds from sale of property plant and equipment	88,361	—	88,361	—	—
Additions to property plant and equipment - hotels	(704)	(44)	(615)	(11)	(352)
Cash received upon consolidation of PORT II	1,473	—	1,473	—	—
Investment in unconsolidated joint venture, net	(23,318)	(4,769)	(1,387)	(743)	(10,555)
Proceeds from the sale of investments in financial assets at fair value through profit or loss, net	—	14,439	—	—	14,439
Purchase of interest rate cap	(506)	(18)	—	—	(18)
Proceeds from disposition of foreign currency collars	—	—	—	—	1,198
Finance income received	155	150	61	55	193
Dividend income received from financial assets at fair value through profit or loss	7,525	6,876	2,451	3,188	7,629
Funding for development obligations	(6,407)	—	(2,382)	—	(4,427)
Proceeds from advances due from affiliates, net	7,008	—	1,761	—	(7,039)
Restricted cash used (deposited) for capital expenditures, net	2,180	(4,067)	872	(15)	—
Net cash provided by investing activities	57,086	188,709	73,739	142,327	169,256

The accompanying notes are an integral part of the interim consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2022	2021	2022	2021	2021
	Unaudited				Audited
	U.S. dollars in thousands
Cash Flows from Financing Activities:
Proceeds from debentures, notes and bonds payable	$191,667	$157,246	$46,563	$—	$358,931
Principal payments on notes and bond payable	(190,517)	(233,964)	(119,832)	(102,292)	(473,133)
Payments of deferred financing costs	(4,686)	(2,745)	(1,857)	(612)	(8,463)
Interest paid	(31,159)	(29,797)	(15,038)	(11,829)	(35,066)
(Contribution) release of restricted cash for debt service obligations	(2,500)	(358)	20,417	—	943
Non-controlling interests distributions, net	(8,847)	183	(8,816)	20	183
Non-controlling interests buyout	(6,687)	—	(6,687)	—	(3,819)
Dividends to Owner	(20,000)	(41,758)	—	(30,000)	(41,758)
Proceeds from notes payable from others, net	—	2,367	—	—	2,367
Net cash used in financing activities	(72,729)	(148,826)	(85,250)	(144,713)	(199,815)
Effect of exchange rate changes on cash and cash equivalents	(2,825)	196	(354)	420	1,397
Net increase (decrease) in cash and cash equivalents	661	78,339	(14,563)	11,344	23,828
Cash and cash equivalents, beginning of period	83,215	59,387	98,439	126,382	59,387
Cash and cash equivalents, end of period	$83,876	$137,726	$83,876	$137,726	$83,215

Supplemental Disclosure of Noncash Activities:

Accrual improvements to real estate	$6,389	$1,721	$6,389	$1,721	$2,660

Assets and liabilities assumed or eliminated in connection with the PORT II consolidation

Investment property	$135,030	$—	$135,030	$—	$—
Restricted cash	361		361
Prepaid expenses and other assets	639	—	639	—	—
Notes payable	(82,646)	—	(82,646)	—	—
Accounts payable and accrued liabilities	(1,030)	—	(1,030)	—	—
Other liabilities	(1,499)	—	(1,499)	—	—
Due to affiliates	(148)	—	(148)	—	—
Non-controlling interest	(1,125)	—	(1,125)	—	—
Investment in joint ventures	(51,055)	—	(51,055)	—	—
Cash assumed in connection with the PORT II consolidation	$(1,473)	$—	$(1,473)	$—	$—

The accompanying notes are an integral part of the interim consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
CONDENSED NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 1:    GENERAL INFORMATION

These financial statements have been prepared in a condensed format as of September 30, 2022 and for the three and nine months period then ended ("interim condensed financial statements"). These interim condensed financial statements should be read in conjunction with the Company's annual financial statements as of December 31, 2021 and for the year then ended and the accompanying notes ("annual financial statements").

The Company and its subsidiaries (the "Group") operate in the investment real estate segment in the United States, which includes mainly investment in office and residential real estate and undeveloped lands. In addition, the Company invests in real estate equity securities. The Company has three reporting segments: 1) strategic opportunistic properties 2) residential homes and 3) hotels.

As of September 30, 2022, the Company owned eight office properties, one office portfolio consisting of two office buildings and 14 acres of undeveloped land, encompassing, in the aggregate, approximately 3.2 million rentable square feet. As of September 30, 2022, these properties were 70% occupied. In addition, the Company owned one residential home portfolio consisting of 2,458 residential homes and encompassing approximately 3.5 million rental square feet and two apartment properties, containing 609 units and encompassing approximately 0.5 million rentable square feet, which were 96% and 95% occupied, respectively as of September 30, 2022. As of September 30, 2022, the Company also owned one hotel property with 196 rooms and three investments in undeveloped land with approximately 800 developable acres and one office/retail development property.

Generally, the composition of our investments is such that declining interest rates will increase our net income, while rising interest rates will decrease our net income. Recently, interest rates have remained at relatively low levels on a historical basis and the Federal Reserve maintained the federal funds target range at 0.0% to 0.25% for much of 2021. However, in March 2022, the Federal Reserve approved a 0.25% rate increase and approved four additional 0.75% rate increases in 2022. The Federal Reserve has indicated that it foresees further increases and has maintained a stance of monetary policy that is sufficiently restrictive to to return inflation to 2%.

The Company's consolidated fixed rate debt and variable rate debt as of September 30, 2022 was 47.5% and 52.5%, respectively. The weighted-average interest rates of our fixed rate debt and variable rate debt as of September 30, 2022 were 4.1% and 5.4%, respectively.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
CONDENSED NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation of the interim consolidated financial statements:

The interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for the preparation of financial statements for interim periods, as prescribed in IAS 34, "Interim Financial Reporting", and in accordance with the disclosure requirements of Chapter D of the Securities Regulations (Periodic and Immediate Reports), 1970.
The accounting policies adopted in the preparation of the interim consolidated financial statements are consistent with those followed in the preparation of the annual consolidated financial statements.

NOTE 3:    INVESTMENT IN JOINT VENTURES

As of September 30, 2022, the Company’s investments in unconsolidated entities were composed of the following (dollars in thousands):

	Number of Properties as of September 30, 2022			Investment Balance as of
Joint Venture		Location	Ownership %	September 30, 2022
110 William Joint Venture	1	New York, New York	60.0%	$61,018
353 Sacramento Joint Venture	1	San Francisco, California	55.0%	79,154
Pacific Oak Opportunity Zone Fund I	3	Various	46.0%	37,582
PORT II OP LP	(1)	(1)	(1)	—
				$177,754
(1) On July 1, 2022 ("consolidation date"), the Company made a tender offer to purchase 76,735 of Pacific Oak Residential Trust II, Inc. ("PORT II") common stock held by unrelated parties for a price of $14.66 per share. The tender offer triggered a change in control for the Company such that it becomes the sole owner of the common interests of PORT II, which resulted in the consolidation of PORT II into the Company's consolidated financial statements. On July 29, 2022, the Company consummated the transactions with the unrelated parties and owned 100% of PORT II. On the consolidation date, the net assets of PORT II was $52.0 million. The Company and the aforementioned unrelated parties did not guarantee any debt in connection with the transaction.

The Company does not attach the financial statements of its joint ventures since their reports are insignificant to the Company's financial statements.

NOTE 4:    FINANCIAL INSTRUMENTS

The fair value of non-current notes payables as of September 30, 2022 and December 31, 2021. The fair value of the debentures payable as of September 30, 2022 and December 31, 2021 was approximately $306.5 million (1.1 billion NIS) and $274.7 million (844.1 million NIS).

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
CONDENSED NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 4:    FINANCIAL INSTRUMENTS (Cont.)
The Series B Debentures contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 475 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million; and (iv) the consolidated scope of the projects for development of the Company shall not exceed 10% of the adjusted balance. As of September 30, 2022, the Company was in compliance with all covenants under the deed of trust of the Series B Debentures; (i) Consolidated Equity Capital of the Company as of September 30, 2022 was $1.1 billion; (ii) the Net Adjusted Debt to Net Adjusted Cap was 51.0%; (iii) the Adjusted NOI was $83.3 million for the trailing twelve months ended September 30, 2022; and (iv) the consolidated scope of projects was $0 as of September 30, 2022.
As of September 30, 2022, the Company had a working capital shortfall amounting to $110.6 million, primarily attributed to loans maturing in the year following the date of the statement of financial position. The Company intends to refinance loans as they come due and does not anticipate any challenges in refinancing such loans given the relatively low leverage of the Company’s properties, the Company’s relationship with third-party lenders and its past experience placing debt on its properties. Accordingly, the Company's board of directors does not view the working capital shortfall as a liquidity problem.
The Company's investments in real estate equity securities are carried at their estimated fair value based on quoted market prices (Level 1) for the securities. Unrealized gains and losses are reported in finance (loss) income from financial assets at fair value through profit or loss.

NOTE 5:    SEGMENT INFORMATION

The operating segments are identified on the basis of information that is reviewed by the chief operating decision maker ("CODM") to make decisions about resources to be allocated and asses its performance. All corporate related costs are included in the strategic opportunistic properties segment to align with how financial information is presented to the CODM. On July 1, 2022, the Company made a prospective name change to the “Single-Family Homes” segment to “Residential Homes” to reflect the Company’s consolidation of PORT II multifamily homes. On September 1, 2022, the Company made a prospective name change to the “Hotels” segment to “Hotel” to reflect the September 1, 2022 disposition of the Springmaid Beach Resort, see Note 6 for further details on the disposition. The selected financial information for the reporting segments as of and for the three and nine months ended September 30, 2022 and 2021 and as of and the year ended December 31, 2021 is as follows (in thousands):

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
CONDENSED NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 5:    SEGMENT INFORMATION (cont.)

	September 30, 2022
	Unaudited
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total

Investment properties	$1,340,690	$443,238	$—	$1,783,928
Property plant and equipment - hotels, net	$—	$—	$42,039	$42,039
Total assets	$1,712,049	$460,011	$51,999	$2,224,059
Total liabilities	$871,649	$233,249	$27,026	$1,131,924

	Nine months ended September 30, 2022
	Unaudited
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
Total revenues and other income	$72,554	$20,869	$27,952	$121,375
Gross profit	$33,824	$9,343	$10,472	$53,639
Finance expenses	$24,361	$6,040	$4,009	$34,410

	Three months ended September 30, 2022
	Unaudited
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
Total revenues and other income	$23,699	$8,993	$9,181	$41,873
Gross profit	$10,171	$3,812	$3,810	$17,793
Finance expenses	$9,566	$2,657	$1,126	$13,349

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
CONDENSED NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 5:    SEGMENT INFORMATION (cont.)

	September 30, 2021
	Unaudited
	Strategic Opportunistic Properties	Residential Homes	Hotels	Total

Investment properties	$1,254,000	$252,851	$—	$1,506,851
Property plant and equipment - hotels, net	$—	$—	$133,993	$133,993
Total assets	$1,706,184	$272,528	$152,686	$2,131,398
Total liabilities	$878,133	$140,269	$87,544	$1,105,946

	Nine months ended September 30, 2021
	Unaudited
	Strategic Opportunistic Properties	Residential Homes	Hotels	Total
Total revenues and other income	$82,386	$16,878	$24,578	$123,842
Gross profit	$41,070	$8,281	$8,863	$58,214
Finance expenses	$21,930	$4,960	$4,465	$31,355

	Three months ended September 30, 2021
	Unaudited
	Strategic Opportunistic Properties	Residential Homes	Hotels	Total
Total revenues and other income	$25,108	$5,757	$12,154	$43,019
Gross profit	$11,164	$2,947	$5,670	$19,781
Finance expenses	$7,286	$1,512	$1,485	$10,283

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
CONDENSED NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 5:    SEGMENT INFORMATION (cont.)

	December 31, 2021
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total

Investment properties	$1,272,138	$252,851	$—	$1,524,989
Property plant and equipment - hotels, net	$—	$—	$133,512	$133,512
Total assets	$1,666,098	$292,778	$155,714	$2,114,590
Total liabilities	$853,028	$140,205	$86,705	$1,079,938

	Year ended December 31, 2021
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
Total revenues and other income	$106,645	$22,652	$30,806	$160,103
Gross profit	$51,876	$10,820	$9,816	$72,512
Finance expenses	$28,934	$6,544	$5,944	$41,422

NOTE 6:    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD

Crown Pointe Mortgage Loan Refinancing

On March 24, 2022, the Company refinanced the Crown Pointe Mortgage Loan with an unaffiliated lender for $53.8 million with a contractual rate of 2.30% plus a floating rate and an initial maturity date of April 1, 2025.

Georgia 400 Mortgage Loan Deposit

On April 4, 2022, the Company paid a deposit of $20.4 million to the lender of the Georgia 400 Center Mortgage Loan as a result of being out of compliance with the debt service coverage requirement and required a cash sweep. In September 2022, $17.0 million of the deposit was applied to the principal of the Georgia 400 Center Mortgage Loan and the remaining $3.4 million was returned back to the Company.

Additional Series B Debentures Issuance

On May 2, 2022, the Company raised approximately $95.3 million (approximately 320.4 million Israeli new Shekels at a price of 0.96 for every 1) of additional Series B Debentures to Israeli investors pursuant to a private offering registered with the Israel Securities Authority. The Series B Debentures would be identical in the terms and pari passu to the existing bonds.
110 William Refinancing

On June 16, 2022, the Company received a notice from the lender stating that the non-repayment of the 110 William Joint Venture loan constitutes a default under the loan agreements. On September 7, 2022, the 110 William Joint Venture loan was refinanced and the new loan balance is $318.7 million with a current maturity date of January 8, 2023 and possible extension date to April 8, 2023.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
CONDENSED NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 6:    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD (Cont.)

Dividend Approval

During the nine months ended September 30, 2022, the Company declared and paid a distribution of dividend in the amount of $20.0 million to the Owner.

Real Estate Sale - Greenway Buildings

On January 24, 2022, the Company, through an indirect wholly owned subsidiary, sold two office buildings related to the Richardson Portfolio and containing 141,950 rentable square feet in Richardson, Texas (“Greenway Buildings”) to a purchaser unaffiliated with the Company or to Pacific Oak Capital Advisor, LLC, the Company’s advisor, for $11.0 million, before closing costs and credits. The fair value of the Greenway Buildings as of the disposition date was $14.4 million and the sale resulted in a $3.9 million loss recorded as a fair value adjustment of investment properties, net in the accompanying consolidated statements of profit or loss. In connection with the sale of the Greenway Buildings, the Company repaid $9.1 million of the outstanding principal balance due under the mortgage loan secured by the Greenway Buildings.

Real Estate Sale - Springmaid Beach Resort

On September 1, 2022, the Company, through an indirect wholly owned subsidiary, sold the Springmaid Beach Resort to an unaffiliated purchaser for $91.0 million, before closing costs and credits. The carrying value of the Springmaid Beach Resort as of the disposition date was $90 million. In connection with the sale of the Springmaid Beach Resort, the Company repaid $52.0 million of the outstanding principal balance due under the mortgage loan secured by the Springmaid Beach Resort, distributed $9.2 million to the noncontrolling interest, and $1.3 million of the proceeds were held for contingent repairs related to the property.

Real Estate Purchase and Sale Contract - Park Highlands Land

On November 11, 2021, the Company, through an indirect wholly owned subsidiary, entered into a purchase and sale agreement, as amended, to sell 234 developable acres of undeveloped land located in North Las Vegas, Nevada (“Park Highlands”) for gross sales proceeds of approximately $121.4 million, before closing costs and credits. The due diligence period expired on February 23, 2022 and the buyer’s deposit of $13.5 million is no longer refundable and is recognized as restricted cash on the consolidated statements of financial position within Restricted cash. This deposit is held in an escrow account and will become available once the sale is completed. Actions are required by the Company to complete the planned sale. Expected closure date of the transactions, if closed, is: 1) December 2022 for a portion of 163 acres and 2) December 2023 for a portion of 71 acres.

On March 10, 2022 the Company, through an indirect wholly owned subsidiary, entered into a purchase and sale agreement, as amended, to sell 77 developable acres of undeveloped land located in North Las Vegas, Nevada (“Park Highlands”) for gross sales proceeds of approximately $52.9 million, before closing costs and credits. The due diligence period expired on May 31, 2022 and the buyer’s deposit of $3.5 million is no longer refundable and is recognized as restricted cash on the consolidated statements of financial position within Restricted cash. This deposit is held in an escrow account and will become available once the sale is completed. Actions are required by the Company to complete the planned sale. Expected closure date of the transaction, if closed, is: December 2023.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
CONDENSED NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 6:    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD (Cont.)

Real Estate Purchase and Sale Contract - Park Highlands Land (Cont.)

On June 22, 2022, the Company, through an indirect wholly owned subsidiary, entered into a purchase and sale agreement, to sell 67 developable acres of undeveloped land located in North Las Vegas, Nevada for gross sales proceeds of approximately $55.0 million, before closing costs and credits. The transaction closed on November 30, 2022.

PORT Non-controlling Interest

On June 24, 2022, the Owner’s board of directors authorized and approved the redemption of the 510,816 Special Common Units of PORT OP LP, a consolidated subsidiary of the Company (“PORT OP”), representing approximately 3.20% interest, held by BPT Holdings, LLC, a subsidiary of the Company's advisor, for a price of $13.09 per unit. The Special Common Units are included as due to affiliates on the consolidated statements of financial position due to this being a cash-settled transaction and the purchase value was recognized as the fair value. In July 2022, the transaction closed for consideration of approximately $6.7 million and immediately following, the Company owned 100% of PORT OP.

PORT II Reconsideration

On July 1, 2022, the Company, through PORT OP, made a tender offer to purchase 76,735 shares of PORT II common stock held by unrelated parties for a price of $14.66 per share and a total consideration of $1.1 million. As a result, the Company determined that it controlled PORT II, which resulted in the consolidation of PORT II into the Company’s consolidated financial statements. See Note 3 for further details.

Refinancing - Lincoln Court

On July 29, 2022, the Company refinanced the Lincoln Court Mortgage Loan with a new lender for an amount up to $39.4 million, of which $35.3 million was funded at the time of closing. The loan is an interest only with an annual variable rate of 3.25% plus the floating rate (SOFR). Additionally, the loan has an initial maturity date of August 7, 2025 with an available three-year extension.

Management Agreement Modifications

On September 9, 2022, Company’s Audit Committee and Board of Directors authorized an engagement in a framework of agreements dated September 9, 2022, which shall go into effect beginning September 1, 2022, with companies under the same ownership as the Company's advisor for the provision of services to the Company’s residential homes, and this in lieu of the management agreement, in amounts similar to those paid to the Company's advisor. Furthermore, as communicated to the Company, on September 9, 2022, the Owner and the Company's advisor amended the management agreement between them in a manner which excludes the residential homes from application of the management agreement with Company's advisor, and thus from the Back-to-Back agreement between the Company and the Owner as well. The foregoing is executed as part of advancing a procedure of a private issuance of the residential homes portfolio's common stock in the United States, which required the establishment of an independent management mechanism for the residential homes.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
CONDENSED NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 7:    SUBSEQUENT EVENTS

The Company evaluates subsequent events up until the date the consolidated financial statements are issued.

PORT Redemption
On October 25, 2022, the Company received notice by the holders of PORT’s Series A noncontrolling cumulative convertible redeemable preferred stock to redeem their outstanding redeemable preferred stock. If outstanding on November 4, 2022, the Series A redeemable preferred stock must be redeemed by the Company within 120 days after November 4, 2022. The Company has classified the mandatorily redeemable preferred stock as a liability. The Company authorized and approved the redemption of all 15,000 outstanding Series A Preferred Shares, at a price of (i) $1,120 per Series A Preferred Share, plus (ii) all accrued but unpaid dividends, through the redemption date.

110 William
On November 16, 2022, the Company determined the 110 William associate to be $25 million below the appraised value based on negotiation with a potential tenant to lease essentially the rest of the vacant space in the property. As such, the board of directors of the company has decided to take a conservative approach and to deduct $25 million of the appraised value. The Company determined that as of September 30, 2022, it was probable that such tenant incentives under the pending negotiation would be payable. The discounted impact, based on the joint venture waterfall, to the Company's share decreased the equity in loss of unconsolidated joint ventures balance and equity in loss of unconsolidated joint ventures by an additional $12,179.

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